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                                                                    Exhibit 10.6

February 25, 2000

AdSmart Corporation
100 Brick Stone Square
Andover, MA 01810

Re: Consent to Assignment and
    Amendment to Agreement

Ladies and Gentlemen:

Reference is made to the AdSmart Corporation Representation Agreement (the "Agreement") by and between AdSmart Corporation ("AdSmart") and Tritium Network, Inc. (the "Company").

The undersigned has been advised that, in connection with the sale by the Company of substantially all its assets, to StartFree.com, Inc.("StartFree"), a Delaware corporation and a wholly-owned subsidiary of Thinking Tools, Inc., a Delaware corporation, the Company intends to assign the Agreement to StartFree.

In connection therewith, the Agreement shall be amended to provide that AdSmart shall upon completion of the transaction, be entitled to receive from Thinking Tools, Inc. , in lieu of the Equity Earnout set forth on Attachment D (which currently entitles AdSmart to receive up to 9.9% of the outstanding shares of Common Stock of the Company), a Warrant to purchase up to 1,262,275 shares of Common Stock of Thinking Tools, Inc. (subject to adjustment for any stock split, stock dividend or similar change in capitalization), at an exercise price of $0.01 per share. The Warrant shall be exercisable as set forth on Exhibit A hereto. The capitalization of Thinking Tools, Inc. is as set forth on Schedule
1. The Warrant will contain a net exercise provision, will not contain any provisions that are not in the ordinary course and will be in a form acceptable to ADSmart or its assignee.

In consideration of the mutual covenants set forth in the Agreement and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the undersigned hereby agrees as follows:

The undersigned consents to the assignment and amendment of the Agreement in connection with the transactions described above and on the terms set forth herein and confirms that, except for the amendment described above, all other terms and conditions of the Agreement shall remain in full force and effect.

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Tritium and Thinking Tools each represents and warrants that other than the
Press Reelease attached hereto as Exhibit B, it will not disclose this agreement or the relationship between Adsmart and Tritium and/or Thinking Tools without the prior written consent of ADSmart (which may be given by email) except as otherwise required by law.

By signing below, each party represents and warrants that he or she has full power and authority to enter into this letter agreement and to perform its obligations hereunder.


                                              Very truly yours,

                                                  Tritium Network, Inc.


                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title:


                                                  Thinking Tools, Inc.



                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title:



Agreed and Accepted:



By:
    -----------------------------
    Name:
    Title:



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                                    Exhibit A




All of the numbers are subject to adjustment in the event of any stock split, stock dividend or other adjustment to capitalization.

(i) The Warrant will be exercisable for 500,400 shares as of the date of the Warrant.

(ii) The Warrant will be exercisable for 584,399 additional shares on the earlier of (a) the date that is 61 days after the date that Tritium's shares of Series A Preferred Stock are converted, or (b) two years after the date of the Warrant.

(iii) The Warrant will be exercisable from time to time upon the written request of ADSmart or its assignee for up to an additional 177,476 shares at such time that beneficial ownership of such shares by ADSmart or its assignee would not result in ADSmart or its assignee beneficially owning 5% or more of the outstanding common stock of Thinking Tools.

ADSmart or its assignee shall have the right to reduce the number of shares issuable under this Warrant at its discretion.